                                                                     Exhibit 4.7



================================================================================



                           ALCO STANDARD CORPORATION



          $35,000,000 10.51% SERIES A SENIOR NOTES DUE APRIL 24, 2001

           $25,000,000 8.61% SERIES B SENIOR NOTES DUE APRIL 1, 2005


- --------------------------------------------------------------------------------

                             ASSUMPTION AGREEMENT
                                      AND
                      AMENDED AND RESTATED NOTE AGREEMENT
- --------------------------------------------------------------------------------



                           Dated as of May 13, 1994

================================================================================

                               TABLE OF CONTENTS
                            (Not Part of Agreement)


                                                                        Page
                                                                        ----

1.   BACKGROUND; AUTHORIZATION OF
     ASSUMPTION; ASSUMPTION;
     AUTHORIZATION OF AMENDMENT AND
     RESTATEMENT OF EXISTING AGREEMENTS
     AND EXISTING ERSKINE NOTES;
     AUTHORIZATION OF ISSUANCE OF NOTES.................................  1

     1A.  Background....................................................  1
     1B.  Authorization of Assumption; Assumption.......................  2
     1C.  Authorization of Amendment and
          Restatement of Existing Agreements
          and Existing Erskine Notes;
          Authorization of Issuance of Notes............................  2

2.   AMENDMENT AND RESTATEMENT;
     PURCHASE AND SALE OF NOTES;
     FAILURE TO DELIVER.................................................  3

     2A.  Amendment and Restatement.....................................  3
     2B.  Purchase and Sale of Notes....................................  4
     2C.  Failure to Deliver............................................  4

3.   CONDITIONS OF CLOSING..............................................  4

     3A.  Opinion of Purchaser's Special Counsel........................  5
     3B.  Opinion of Company's Counsel..................................  5
     3C.  Representations and Warranties; No Default....................  5
     3D.  Purchase Permitted By Applicable Laws.........................  5
     3E.  Proceedings...................................................  5
     3F.  Certificates of Good Standing/
          Qualification to Do Business..................................  6
     3G.  No Material Adverse Change....................................  6
     3H.  Due Diligence.................................................  6
     3I.  Yield-Maintenance, Fees and Expenses..........................  6

                                                                        Page
                                                                        ----

4.   PREPAYMENTS.......................................................   7

     4A.  Required Prepayments.........................................   7
     4B.  Optional Prepayment With Yield-
          Maintenance Amount...........................................   7
     4C.  Notice of Optional Prepayment................................   7
     4D.  Partial Payments Pro Rata....................................   8
     4E.  Retirement of Notes..........................................   8

5.   AFFIRMATIVE COVENANTS.............................................   8

     5A.  Reporting Requirements.......................................   8
          5A(1).  General Information..................................   8
          5A(2).  Quarterly Officer's Certificates.....................  11
          5A(4).  Special Information..................................  11
     5B.  Inspection of Property.......................................  12
     5C.  Covenant to Secure Notes Equally.............................  12
     5D.  Maintenance of Insurance.....................................  13
     5F.  Maintenance of Corporate Existence/
          Compliance With Law/Preservation of Property.................  13
     5G.  Compliance with Environmental Laws...........................  13
     5H.  No Integration...............................................  14
     5I.  Financial Records............................................  14
     5K.  Credit Facilities............................................  14

6.   NEGATIVE COVENANTS................................................  15

     6A.  Working Capital and other Limitations........................  15
          6A(1) Working Capital........................................  15
          6A(2) Funded Debt to Net Worth Ratios........................  16
          6A(3) Interest Coverage Ratios...............................  16
          6A(4) Contingent Liabilities.................................  16
          6A(5) Net Worth..............................................  17
     6B.  Restriction on Dividends and
          Purchases of Stock...........................................  17
     6C.  Liens, Debt and Other Restrictions...........................  17
          6C(1) Liens..................................................  17
          6C(2) Debt...................................................  18
          6C(3) Merger or Consolidation................................  18

                                                                        Page
                                                                        ----

          6C(4) Sale or Discount of Receivables........................  19
          6C(6) Transactions with Related Party........................  19
          6C(7) Investments............................................  19
     6D.  Sale of Property.............................................  19
     6E.  Subsidiary Stock and Debt....................................  20
     6F.  ERISA........................................................  21
     6G.  Environmental Matters........................................  21
     6H.  Specified Laws...............................................  21

7.   EVENTS OF DEFAULT.................................................  22

     7A.  Acceleration.................................................  22
     7B.  Rescission of Acceleration...................................  25
     7C.  Notice of Acceleration or Rescission.........................  26
     7D.  Other Remedies...............................................  26

8.   REPRESENTATIONS AND WARRANTIES....................................  26

     8A.  Organization.................................................  27
     8B.  Financial Statements.........................................  27
     8C.  Actions Pending..............................................  28
     8D.  Outstanding Debt.............................................  28
     8E.  Title to Properties..........................................  28
     8F.  Taxes........................................................  28
     8G.  Conflicting Agreements and Other Matters.....................  29
     8H.  Offering of Notes............................................  29
     8I.  Use of Proceeds..............................................  30
     8J.  ERISA........................................................  30
     8K.  Governmental Consent.........................................  30
     8L.  Environmental Compliance.....................................  31
     8M.  Disclosure...................................................  32

9.   REPRESENTATIONS OF THE PURCHASER..................................  32

     9A.  Nature of Purchase...........................................  32
     9B.  Source of Funds..............................................  33

                                                                        Page
                                                                        ----

10.  DEFINITIONS.......................................................  33

     10A.  Yield-Maintenance Terms.....................................  33
     10B.  Other Terms.................................................  35
     10C.  Accounting Principles,
           Terms and Determinations....................................  44

11.  MISCELLANEOUS.....................................................  44

     11A.  Note Payments...............................................  44
     11B.  Expenses....................................................  45
     11C.  Consent to Amendments.......................................  46
     11D.  Form, Registration, Transfer and Exchange
           of Notes; Lost Notes........................................  46
     11E.  Persons Deemed Owners; Participations.......................  47
     11F.  Survival of Representations and Warranties;
           Entire Agreement............................................  47
     11G.  Successors and Assigns; Transfer Provisions.................  48
     11H.  Disclosure to Other Persons; Confidentiality................  48
     11I.  Notices.....................................................  49
     11J.  Payments Due on Non-Business Days...........................  50
     11K.  Satisfaction Requirement....................................  50
     11L.  Independence of Covenants...................................  50
     11M.  Governing Law...............................................  50
     11N.  Severability................................................  50
     11O.  Descriptive Headings........................................  51
     11P.  Counterparts................................................  51
     11Q.  No Novation.................................................  51


PURCHASER SCHEDULE

EXHIBIT A              Form of Note
EXHIBIT B              Form of Opinion of Company's Counsel

SCHEDULE 8A            Subsidiaries
SCHEDULE 8D            Outstanding Debt

                           ALCO STANDARD CORPORATION
                               825 Duportail Road
                        Wayne, Pennsylvania  19087-5589

                               as of May 13, 1994



THE PRUDENTIAL INSURANCE COMPANY
 OF AMERICA
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


Ladies and Gentlemen:

      The undersigned, ALCO STANDARD CORPORATION, an Ohio corporation (the "Company"), hereby agrees with you as follows:

      1. BACKGROUND; AUTHORIZATION OF ASSUMPTION; ASSUMPTION; AUTHORIZATION OF AMENDMENT AND RESTATEMENT OF EXISTING AGREEMENTS AND EXISTING ERSKINE NOTES; AUTHORIZATION OF ISSUANCE OF NOTES.

      1A. Background. Erskine authorized the issue of and issued to you on March 30, 1989 its 10.70% Senior Notes due 2001 (as amended up to, but excluding, the Date of Closing; individually, an "Existing Erskine Note" and collectively the "Existing Erskine Notes") in the original aggregate principal amount of $35,000,000 pursuant to, and in accordance with the terms of, that certain Note and Warrant Purchase Agreement dated as of March 30, 1989 (as amended up to, but excluding, the Date of Closing, the "Existing Note Agreement") among Erskine, Erskine House and you. The Existing Erskine Notes were substantially in the form of Exhibit A attached to the Existing Note Agreement. On March 29, 1990, Erskine authorized the issue of and issued to you its $25,000,000 9.21% preferred stock due 2005 (as amended up to, but excluding, the Date of Closing, individually, the "Erskine Preferred Stock"; the "Existing Erskine Notes" and the "Erskine Preferred Stock" sometimes collectively referred to herein as the "Existing Erskine Instruments") pursuant to, and in accordance with the terms of, that certain

Preferred Stock and Warrant Purchase Agreement dated March 29, 1990 (as amended up to, but excluding, the Date of Closing, the "Preferred Stock Agreement"; the Existing Note Agreement and the Preferred Stock Agreement sometimes collectively referred to herein as the "Existing Agreements") among Erskine, Erskine House and you. In June 1993, the Company, through a Wholly-Owned Subsidiary, purchased the outstanding stock of Erskine House.

      1B. Authorization of Assumption; Assumption. The Company hereby authorizes its assumption of, and subject to your consent, hereby agrees that it is bound by, and assumes and agrees to be fully liable in respect of and to perform and discharge, all of the liabilities, obligations and undertakings of Erskine, whether now existing or hereafter arising, provided for in the Existing Agreements and/or the Existing Erskine Instruments, including, without limitation, any indemnification provisions and the obligation to duly and punctually pay the principal of, including any required prepayments of principal, and interest on, the Existing Erskine Notes in accordance with the terms and provisions of the Existing Note Agreement and the Existing Erskine Notes. You, by your execution of this Agreement and subject to the satisfaction of the conditions set forth in Section 3 of this Agreement, hereby consent to such assumption, which assumption shall be effective simultaneously with the transactions contemplated by paragraph 1C below.

      1C. Authorization of Amendment and Restatement of Existing Agreements and Existing Erskine Notes; Authorization of Issuance of Notes. The Company hereby authorizes, and agrees and consents to, the Assumption and Restatement in their entirety of the Existing Agreements and the Existing Erskine Notes, as provided for herein. The Company authorizes the issue of its senior promissory notes in the aggregate principal amount of $60,000,000, as follows:

           (i) as the amendment and restatement of, and substitution for, the Existing Erskine Notes, the Company will issue its Series A Senior Notes in the aggregate principal amount of $35,000,000, to mature April 24, 2001, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at 10.51% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto (the "Series A Notes"); and

           (ii) in exchange for the retirement of the Erskine Preferred Stock, the Company will issue its Series B Senior Notes in the aggregate principal amount of $25,000,000, to mature April 1, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at 8.61% per annum and on overdue payments at the rate specified therein and to be substantially in the form of Exhibit A attached hereto (the "Series B Notes").

The term "Notes" as used in this Agreement shall mean the Existing Erskine Notes, as amended and restated by Exhibit A to this Agreement, and each promissory note delivered pursuant to any provision of this Agreement (including the Series A Notes and Series B Notes) and each promissory note delivered in substitution or exchange for any Note pursuant to any such provision. The term "Note" shall refer to any of the Notes. Notes which have the same (i) final maturity, (ii) installment payment dates, (iii) installment payment amounts (as a percentage of the original principal amount of each Note), (iv) interest rate, and (v) interest payment periods, are herein called a "Series" of Notes.

      2. AMENDMENT AND RESTATEMENT; PURCHASE AND SALE OF NOTES; FAILURE TO DELIVER.

      2A. Amendment and Restatement. Subject to the terms and conditions of this Agreement, you, by your execution of this Agreement, hereby agree and consent to the amendment and restatement in its entirety of the Existing Agreements by this Agreement and, upon the satisfaction of such terms and conditions, the Existing Agreements shall be deemed so amended and restated. Subject to the terms and conditions of this Agreement, you, by your execution of this Agreement, hereby further agree and consent to the amendment and restatement in their entirety of the Existing Erskine Notes by the substitution of the Series A Notes therefor. On May 13, 1994, or such other date as may be acceptable to you and the Company (herein called the "Closing" or the "Date of Closing"), the Company agrees, subject to the terms and conditions of this Agreement, to execute and deliver to you, at the offices of King & Spalding, 120 West 45th Street, New York, New York, the aggregate principal amount of the Series A Notes set forth opposite your name in the Purchaser Schedule attached to this Agreement as Annex 1 (the "Purchaser Schedule"), in the form of a single Series A Note (or such greater number of Notes) dated the Date of Closing and registered in your name (or in the name of your nominee). Contemporaneously with the receipt by you of such Series A Notes, you agree to deliver to the Company for cancellation the Existing Erskine Notes held by you (the foregoing transactions are hereinafter referred to collectively as the "Assumption and Restatement"). All amounts owing under, and evidenced by, the Existing Erskine Notes as of the Date of Closing shall continue to be outstanding under, and shall after the Date of Closing be evidenced by the Series A Notes, and shall be repayable in accordance with this Agreement and the Series A Notes.

      2B. Purchase and Sale of Notes. The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, the Series B Notes in the principal amount specified opposite your name for purchase by you in the Purchaser Schedule on the Date of Closing in exchange for the retirement of the Erskine Preferred Stock. The sale and exchange shall take place simultaneously with the Assumption and Restatement at the offices of King & Spalding. At the Closing, the Company will deliver to you the aggregate principal amount of the Series B Notes set forth opposite your name in the Purchaser Schedule, in the form of a single Series B Note (or such greater number of Notes) dated the Date of Closing and registered in your name (or in the name of your nominee). Contemporaneously with the receipt by you of such Series B Notes, you agree to deliver to the Company the Erskine Preferred Stock held by you to be retired by the Company. All amounts owing under, and evidenced by, the Erskine Preferred Stock as of the Date of Closing shall continue to be outstanding under, and shall after the Date of Closing be evidenced by the Series B Notes, and shall be repayable in accordance with this Agreement and the Series B Notes.

      2C. Failure to Deliver. If on the Date of Closing, the Company fails to tender to you the Notes to be acquired by you on such date or if the terms and conditions of this Agreement have not been satisfied, you shall be relieved of all further obligations under this Agreement. Nothing in this paragraph shall operate to relieve the Company from any obligations under this Agreement, the Existing Agreements or the Existing Erskine Instruments or to waive any of your rights against the Company, Erskine or Erskine House.

      3. CONDITIONS OF CLOSING. It is the intention of the parties hereto that the assumption of the Existing Erskine Notes by the Company, the issuance of the Series A Notes and the Series B Notes and the execution, delivery and full effectiveness of this Agreement be simultaneously effected. Your obligation to purchase the Notes at the Closing is subject to the satisfaction of the following conditions on or before the Date of Closing:

      3A. Opinion of Purchaser's Special Counsel. You shall have received from King & Spalding, who are acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request.

      3B.  Opinion of Company's Counsel.  You shall have received from
J. Kenneth Croney, Vice President and General Counsel of the Company, a favorable opinion reasonably satisfactory to you and substantially in the form of Exhibit B.

      3C. Representations and Warranties; No Default. The representations and warranties in paragraph 8 shall be true in all material respects on and as of the date of such Closing, except to the extent of changes caused by the transactions herein contemplated; no Event of Default or Default shall exist on the Date of Closing; and the Company shall have delivered to you an Officer's Certificate, dated the Date of Closing, to both such effects.

      3D. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes on the terms and conditions herein provided (including the use of the proceeds of such Notes) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax (other than any tax on income earned), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

      3E. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all related documents shall be reasonably satisfactory in substance and form to you, and you shall have received such counterpart originals or certified or other copies of such documents as you may reasonably request. In this connection, the Company shall deliver to you:

           (i) copies of its articles of incorporation (certified as of a recent date by the Secretary of the State of its incorporation) and its by-laws (certified by its Secretary) as in effect on the Date of Closing;

           (ii) copies (certified by its Secretary) of all corporate action taken by the Company to authorize the signing, delivery and performance of this Agreement and the Notes and the issuance of the Notes;

           (iii) certificates of incumbency and specimen signatures of the Company's officers authorized to sign and deliver this Agreement and the Notes.

      3F. Certificates of Good Standing/Qualification to Do Business. You shall have received a good standing certificate for the Company issued by the Secretary of State of the State of its incorporation.

      3G. No Material Adverse Change. You shall have received a certificate from the chief financial officer of the Company, dated the Date of Closing, stating that no material adverse change in the financial condition, business, operations or prospects of the Company or its Subsidiaries, taken as a whole, has occurred since September 30, 1993.

      3H. Due Diligence. You shall have completed your due diligence review of the Company and its Subsidiaries, including, without limitation, compliance with Environmental Requirements, and shall have been satisfied with the results.

      3I. Fees and Expenses. (a) The Company shall have paid in immediately available funds by wire transfer to the account specified in the Purchaser Schedule with reference to "Alco Standard, Structuring Fee" the structuring fee in an aggregate amount equal to $125,000 owed to you; and

      (b) The Company shall have paid in immediately available funds the fees and expenses of King & Spalding.

      4. PREPAYMENTS. The Notes must be prepaid by the Company as specified in paragraph 4A and may, at the Company's option, be prepaid as specified in paragraph 4B.

      4A. Required Prepayments. Until the Notes shall be paid in full, the Company shall make the following prepayment of the Notes, without Yield-Maintenance Amount.

           (i) on the Series A Notes, the Company shall prepay the sum of $7,000,000 on April 24 in each of the years 1997 to 2000, inclusive, and such principal amounts of the Series A Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining principal amount of the Series A Notes, together with interest accrued thereon, shall become due on April 24, 2001, the maturity date of the Series A Notes.

           (ii) on the Series B Notes, the Company shall prepay the sum of $4,166,600 on April 1 in each of the years 2000 to 2004, inclusive, and such principal amount of the Series B Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining principal amount of the Series B Notes, together with interest accrued thereon, shall become due on April 1, 2005, the maturity date of the Series B Notes.

      4B. Optional Prepayment With Yield-Maintenance Amount. The Notes may be prepaid, in whole at any time or in part from time to time, at the option of the Company, at 100% of the principal amount so prepaid plus accrued and unpaid interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes under this paragraph 4B shall be in integral multiples of $1,000,000 and applied in satisfaction of required prepayments of principal under paragraph 4A in inverse order of their scheduled due dates.

      4C. Notice of Optional Prepayment. The Company shall give each holder of a Note irrevocable written notice of any prepayment under paragraph 4B not less than 10 Business Days before the prepayment date. The notice shall state the prepayment date and the principal amount of the Notes, and the Notes held by such holder, to be prepaid on such date and shall state that the prepayment is to be made under paragraph 4B. When written notice has been given to each holder of a Note, the principal amount of the Notes specified in the notice, together with accrued and unpaid interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on the prepayment date. On or before the day on which it gives written notice under this paragraph

4C, the Company shall inform, by telephone, each holder of Notes which shall have designated a recipient of such notice in the Purchaser Schedule attached hereto or in written notice to the Company, of the principal amount of the Notes to be prepaid and the prepayment date.

      4D. Partial Payments Pro Rata. Upon any partial prepayment of the Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any Subsidiary or Affiliate other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

      4E. Retirement of Notes. The Company shall not, and shall not permit any Subsidiary or Affiliate to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any Subsidiary or Affiliate shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

      5.   AFFIRMATIVE COVENANTS.

      5A.  Reporting Requirements.

           5A(1) General Information. The Company covenants that it will deliver to each holder of Notes in quadruplicate:

           (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the fourth quarterly period) in each fiscal year,

                (1) Consolidated statements of income, stockholders' equity and cash flows for the period from the beginning of the current fiscal year to the end of such quarterly period, and

                (2) a Consolidated balance sheet as at the end of such quarterly period,

      setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial condition of the Company and its Consolidated Subsidiaries as of the end of such period and the results of their operations for the period then ended in accordance with generally accepted accounting principles, subject to changes resulting from normal year-end adjustments and the inclusion of abbreviated footnotes; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

           (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year,

                (1) Consolidated statements of income, stockholders' equity and cash flows for such year, and

                (2) a Consolidated balance sheet as at the end of such year,

      setting forth in each case in comparative form corresponding Consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holder(s) and reported on by independent public accountants of recognized standing selected by the Company whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Required Holder(s); provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports (other than any registration statement filed on Form S-8) which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

           (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

           (v) promptly upon receipt thereof, a copy of each report, survey, study, evaluation, assessment or other document prepared by any consultant, engineer, Environmental Authority or other Person relating to compliance by the Company or any Subsidiary with any Environmental Requirements, if the cost of remediation, repair or compliance may be reasonably expected to exceed $10,000,000 in any one case or in the aggregate;

           (vi) at such times as the Company is no longer subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, with reasonable promptness, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes. For the purpose of this clause
      (vii) the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act; and

           (vii) with reasonable promptness, such other financial data as a Significant Holder may reasonably request;

           5A(2) Quarterly Officer's Certificates. Together with each delivery of financial statements required by clauses 5A(i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail upon the request of any holder of a Note) compliance with the provisions of paragraphs 6A, 6B, 6C(1) and 6C(7) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

          5A(3) Special Information. The Company also covenants that within 5 Business Days after any Responsible Officer obtains knowledge of:

          (a)  an Event of Default or Default;

          (b) a material adverse change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole;

          (c) legal proceedings filed against the Company and/or any Subsidiary, which reasonably could be expected to have a material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity of or reasonably could be expected to impair the ability of the Company to perform its obligations under this Agreement or the Notes;

          (d) a default under any agreement or note evidencing Debt for which the Company or any Subsidiary is liable;

          (e) the occurrence of any other event that reasonably could be expected to impair the ability of the Company to meet its obligations hereunder;

          (f) any (i) Environmental Liabilities, (ii) pending, threatened or anticipated Environmental Proceedings, (iii) Environmental Notices, (iv) Environmental Judgments and Orders, or (v) Environmental Releases at, on, in, under or in any way affecting the Properties which reasonably could be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole; or

          (g) with respect to any Plan that is subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, the Company (i) has given or is required to give notice to the Pension Benefit Guaranty Corporation that a material reportable event has occurred with respect to such Plan, (ii) has delivered notice to the Pension Benefit Guaranty Corporation of any intent to withdraw from or terminate any such Plan, or (iii) has failed to make timely a contribution to any such Plan;

the Company will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto.

      5B. Inspection of Property. The Company covenants that, at such reasonable times and as often as a Significant Holder may reasonably request, it will permit any Person designated by a Significant Holder in writing, at the Company's expense, to:

           (i) visit and inspect any of the properties of the Company and any Subsidiary;

           (ii) examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom; and

           (iii) discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company or any Subsidiary and independent public accountants to the Company.

      5C. Covenant to Secure Notes Equally. The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by paragraph 6C(1) (unless prior written consent shall have been obtained under paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

      5D. Maintenance of Insurance. The Company covenants that it and each Subsidiary will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including, but not limited to, public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses.

      5E. Maintenance of Corporate Existence/Compliance with Law/Preservation of Property. The Company covenants that, except as permitted under paragraph 6C(3) and 6D, it and each Subsidiary will do or cause to be done all things necessary to:

           (i) preserve, renew and keep in full force and effect the corporate existence of the Company and its Subsidiaries (other than those Subsidiaries not material to the financial condition, business or operations of the Company and its Subsidiaries taken as a whole);

           (ii) comply with all laws and regulations (including, without limitation, laws and regulations relating to equal employment opportunity and employee safety) applicable to it and any Subsidiary except where the failure to comply could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole;

          (iii) maintain, preserve and protect all material intellectual property of the Company and its Subsidiaries; and

           (iv) preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition excluding normal wear and tear.

      5F. Compliance with Environmental Laws. The Company covenants that it and each Subsidiary will, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all applicable Environmental Requirements, including, without limitation, the emission of wastewater effluent, solid and hazardous waste and air emissions together with any other applicable Environmental Requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and all applicable regulations of the Environmental Protection Agency or other relevant federal, state or local governmental authority, except where the failure to comply could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole. The Company agrees to indemnify and hold you, your officers, agents and employees (each an "Indemnified Person") harmless from any loss, liability, claim or expense that you may incur or suffer as a result of a breach by the Company or any Subsidiary, as the case may be, of this covenant other than as a result of the gross negligence or wilful misconduct of such Indemnified Person. The Company shall not be deemed to have breached or violated this paragraph 5G if the Company or any Subsidiary is challenging in good faith by appropriate proceedings diligently pursued the application or enforcement of such Environmental Requirements for which adequate reserves have been established in accordance with generally accepted accounting principles.

      5G. No Integration. The Company covenants that it has taken and will take all necessary action so that the issuance of the Notes does not and will not require registration under the Securities Act. The Company covenants that no future offer and sale of debt securities of the Company of any class will be made if there is a reasonable possibility that such offer and sale would, under the doctrine of "integration", subject the issuance of the Notes to you to the registration requirements of the Securities Act.

      5H. Financial Records. The Company covenants that it and each Subsidiary will, keep proper books of record and account in which full and correct entries (subject to normal year end adjustments and, as to interim statements, the absence of footnotes) will be made of the business and affairs of the Company or such Subsidiary under generally accepted accounting principles consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to paragraph 5A and concurred in by the independent public accountants referred to in paragraph 5A).

      5I. Credit Facilities. If (in the opinion of the Required Holders) any of the covenants, representations and warranties or events of default, or any other term or provision contained in any Credit Facility, is more favorable to the banks, financial institutions or other Person who has extended credit pursuant to such Credit Facility than are the terms of this Agreement to the holders of Notes, this Agreement shall, coincident with the effectiveness of such more favorable covenant, representation and warranty, event of default, term or provision, be deemed to be automatically amended without further action to contain such more favorable covenant, representation and warranty, event of default, term or provision, and the Company covenants to provide any documentation requested by a holder of a Note to evidence such amendment.

      6. NEGATIVE COVENANTS. Unless the Required Holders otherwise agree in writing, the Company shall not, and shall not permit any Consolidated Subsidiary, to take any of the following actions or permit the occurrence or existence of any of the following events or conditions:

      6A. Working Capital and other Limitations. The Company covenants that it will not at any time permit:

           6A(1) Working Capital. Consolidated current assets at any time to be less than the greater of either (x) consolidated current liabilities plus U.S. $250,000,000 or (y) 150% of consolidated current liabilities. For purposes hereof, consolidated current assets and consolidated current liabilities shall be determined in accordance with generally accepted accounting principles, except that:

           (a) any loans or advances made by the Company or a Subsidiary shall not be treated as a current asset;

           (b) indebtedness for borrowed money due within one year from the date of issuance may, at the option of the Company, be treated either as a current liability or a long term liability, provided, that any such indebtedness which the Company elects to treat as a long term liability
      (x) shall not exceed in the aggregate U.S. $400,000,000 all of which shall constitute unused availability under existing credit facilities of the Company having a maturity of more than one year from any date of determination (availability shall mean that (1) such amount is committed and unborrowed, (2) no event of default or event which with the passing of time or giving of notice or both would constitute an event of default shall have occurred under such credit facility, and (3) all conditions to a borrowing under the credit facility could be satisfied by the Company),
      (y) shall be treated as Funded Debt for the purposes of clauses 6A(2) and 6A(3) of this paragraph, and (z) shall be deemed to be a long term liability in accordance with such election for the purposes of this Agreement at the time of receipt by each Significant Holder from the Company of an appropriate schedule, descriptively identifying such indebtedness, which schedule shall accompany the financial statements to be furnished under paragraph 5A(1)(i) and (ii) hereof; and

          6A(2) Funded Debt to Net Worth Ratios. Senior Funded Debt of the Company and its Consolidated Subsidiaries (x) to exceed 45% of the sum of Senior Funded Debt and Subordinated Funded Debt of the Company and its Consolidated Subsidiaries plus the consolidated minority interest obligations shown on the most recently delivered consolidated balance sheet of the Company and its Consolidated Subsidiaries and the Consolidated Net Worth of the Company and its Consolidated Subsidiaries, or (y) plus Subordinated Funded Debt of the Company and its Consolidated Subsidiaries, taken together, to exceed 55% of the sum of Senior Funded Debt and Subordinated Funded Debt of the Company and its Consolidated Subsidiaries plus the consolidated minority interest obligations shown on the most recently delivered consolidated balance sheet of the Company and its Consolidated Subsidiaries and the Consolidated Net Worth of the Company and its Consolidated Subsidiaries; and

          6A(3) Interest Coverage Ratios. The consolidated earnings (before reduction for taxes and after interest expense has been added back) of the Company and its Consolidated Subsidiaries for the most recent four quarters to be less than 3.5 times the consolidated interest expense of the Company and its Consolidated Subsidiaries for such four quarters. For purposes of calculating such ratio, (a) the Finance Leasing Subsidiaries shall be treated as if they were accounted for under the equity accounting method (i.e., the net or deficit of their income over their expenses shall be taken into account in determining consolidated earnings of the Company and its Consolidated Subsidiaries but their aggregate interest expense shall not be added to the consolidated interest expense of the Company and its Consolidated Subsidiaries) and (b) the amount of either unusual or special non-operating gains or unusual or special non-operating losses during such four quarters that, in either the case of losses or gains, exceed, individually or in the aggregate, U.S. $25,000,000 shall be excluded. The total of either such gains or such losses up to and including U.S. $25,000,000 of either or both is to be included in the consolidated earnings for purposes of calculating compliance with this clause (iii); and

           6A(4) Contingent Liabilities. Contingent Liabilities to exceed the sum of U.S. $20,000,000 plus 10% of Consolidated Net Worth; and

           6A(5) Net Worth.  Consolidated Net Worth to be less than
$750,000,000.

      6B. Restriction on Dividends and Purchases of Stock. The Company will not declare or pay a dividend on any class of its capital stock or make any other distribution to its stockholders, or expend an aggregate amount of funds or other property to purchase, redeem or otherwise acquire for value any shares of its capital stock in excess of (x) the aggregate amount on a cumulative basis of (i) U.S. $370,000,000 plus (ii) consolidated net income after taxes of the Company earned after September 30, 1993 and (iii) the aggregate amount received after September 30, 1993 as the net cash proceeds of the sale of any shares of its capital stock less (y) the aggregate amount of all such dividends, distributions and expenditures made after September 30, 1993. For purposes of this paragraph 6B, the calculation shall exclude: (x) stock splits, dividends paid, or distributions made, in stock of the Company; or (y) exchanges of stock of one or more classes of the Company, except to the extent cash or other value is involved in such exchange. The term "stock" as used in this paragraph 6B shall include warrants or options to purchase stock.

      6C. Liens, Debt and Other Restrictions. The Company covenants that it will not and will not permit any Consolidated Subsidiary to:

           6C(1) Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes pursuant to paragraph 5C), except:

           (i) Liens for taxes (including ad valorem and property taxes) and assessments or governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings;

           (ii) other Liens incidental to the conduct of its business or the maintenance, operation, construction or ownership of its property and assets (including pledges or deposits in connection with workers' compensation and social security taxes, assessments and charges, and landlords, mechanics and materialmen Liens and survey exceptions or encumbrances, easements or reservations, rights-of-way, or zoning restrictions) provided that (A) such Liens were not incurred in connection with the borrowing of money, or the obtaining of advances or credit or the payment of the deferred purchase price of property and (B) the existence of such Lien does not materially detract from the value of such property or assets to the Company or any Consolidated Subsidiary or unreasonably interfere with the ordinary conduct of business;

           (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with Debt;

           (iv) Liens created after the Date of Closing in connection with the borrowing or pledge of receivables which Liens when added to all transactions contemplated by paragraph 6C(4) do not exceed, in the aggregate, 10% of Consolidated Net Worth; and

           (v) any right of set off or banker's lien (whether by common law, statute, contract or otherwise) in favor of any Person to whom neither the Company nor Consolidated Subsidiary owes any Debt; or

           6C(2) Debt. Create, incur, assume or suffer to exist any Debt, except:

           (i) Debt of any Subsidiary to the Company or any Wholly-Owned Subsidiary;

           (ii) other Debt of Consolidated Subsidiaries permitted under paragraph 6A; and

           (iii) other Debt of the Company (other than Debt owed to a Subsidiary) permitted under paragraph 6A;

           6C(3) Merger or Consolidation. Merge, consolidate or exchange shares with any other Person, except that:

           (i) any Subsidiary may merge or consolidate with the Company or any Wholly-Owned Subsidiary; provided, in the case of a Wholly-Owned Subsidiary, it remains a Wholly-Owned Subsidiary after the merger or consolidation; and

           (ii) the Company may merge or consolidate with any other corporation (including a Subsidiary) if the continuing or surviving corporation is the Company and immediately after such merger or consolidation, no Default or Event of Default shall have occurred or exist; or

           6C(4) Sale or Discount of Receivables. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable except as permitted by clause (iv) of paragraph 6C(1); or

           6C(5) Transactions with Related Party. Effect any transaction with any Affiliate or Subsidiary by which any asset or services of the Company or a Subsidiary of the Company is transferred to such Affiliate or Subsidiary, or from such Affiliate or Subsidiary or enter into any other transaction with an Affiliate or Subsidiary, on terms more favorable than would be reasonably expected to be given in a similar transaction with an unrelated entity (a "Related Transaction") if such Related Transaction individually or taken together with all other Related Transactions could reasonably be expected to have a material adverse effect on the Company and its Consolidated Subsidiaries, taken as a whole; or

           6C(6) Investments. Make, or permit to remain, an Investment in a Finance Leasing Subsidiary which results in the aggregate amount or value at any time outstanding of such Investments to exceed 20% of the Consolidated Net Worth of the Company and its Consolidated Subsidiaries.

      6D. Sale of Property. The Company will not, and will not permit any Consolidated Subsidiary to, sell, lease or transfer all or substantially all of its assets unless after immediately giving effect thereto (i) the Company is in compliance with the covenants and provisions contained herein and (ii) such sale, lease or transfer shall not have any materially adverse effect upon the financial condition of the Company and its ability to perform its obligations hereunder. Notwithstanding this provision, any Consolidated Subsidiary may sell, lease or transfer all or substantially all of its assets to any other Consolidated Subsidiary or to the Company.

      6E.  Subsidiary Stock and Debt.  The Company will not:

           (i) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Debt of the Company or any other Subsidiary, or any shares of stock of (or warrants, rights or options to acquire stock of) any other Subsidiary, except to the

      Company or a Wholly-Owned Subsidiary and except pursuant to paragraph 6D;

           (ii) permit any Subsidiary to enter into or otherwise be bound by or subject to any contract or agreement (including, without limitation, any provision of its certificate or articles of incorporation or bylaws) that restricts its ability to pay dividends or other distributions on account of its stock; or

           (iii) permit any of its Subsidiaries directly or indirectly to create, incur, assume, suffer to exist, Guarantee or otherwise become, be or remain liable with respect to any Debt in an aggregate amount outstanding at any time in excess of 10% of Consolidated Net Worth plus the amount of such Debt outstanding on the Date of Closing except (A) Debt owing exclusively to the Company or another Subsidiary, (B) Debt of a Subsidiary outstanding on the date that the Company acquires such Subsidiary and not created in contemplation of such acquisition, (C) Debt with respect to property to be used by the Company or its Subsidiaries, the interest on which Debt is exempt from Federal income tax pursuant to section 103 of the Code, (D) Debt of any foreign Subsidiary that is not guaranteed by the Company or any other Subsidiary, (E) Debt of Finance Leasing Subsidiaries owing to the Company or any of its Consolidated Subsidiaries to the extent not prohibited under paragraph 6C(7) hereof,
      (F) Debt of Finance Leasing Subsidiaries to a Person or Persons other than the Company and its Consolidated Subsidiaries provided that such Debt is not guaranteed by the Company or any of its Consolidated Subsidiaries, and
      (G) unsecured Debt of Unisource Canada in an amount not to exceed U.S. $200,000,000 (or the equivalent amount on any day in Canadian currency calculated after giving effect to a conversion of such amount from U.S. Dollars to Canadian dollars calculated at the buy spot rate quoted for wholesale transactions by Corestates Bank, N.A. at approximately 11:00 a.m. Philadelphia time).

      6F. ERISA. The Company covenants that it will not nor permit any Subsidiary to:

           (i) terminate or withdraw from any Plan resulting in the incurrence of any material liability to the Pension Benefit Guaranty Corporation;

           (ii) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Company or any Subsidiary to any material tax, penalty or other liability;

           (iii) incur or suffer to exist any material accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer Plan); or

           (iv) allow or suffer to exist any risk or condition which presents a risk of incurring a material liability to the Pension Benefit Guaranty Corporation.

      6G. Environmental Matters. The Company covenants that it will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, released or managed in the ordinary course of business in compliance with all applicable Environmental Requirements except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole and except for Hazardous Materials released in amounts which do not require remediation pursuant to applicable Environmental Requirements or if remediation is required, such remediation could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

      6H. Specified Laws. Neither the Company nor any agent acting on its behalf will take any action which could reasonably be expected to cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in any case as in effect now or as the same may hereafter be in effect.

      7.   EVENTS OF DEFAULT.

      7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

           (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

           (ii) the Company defaults in the payment of any interest on any Note for more than 5 calendar days after the date due; or

           (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation (other than a current trade payable which does not constitute Debt) issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto; or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000; or

           (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

           (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

           (vi) the Company fails to perform or observe any other agreement contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof or after receipt by the Company of written notice from a holder of a Note of such failure; or

           (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

           (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

           (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

           (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein; or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

           (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the

      Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

           (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part (being an amount equal to 10% of consolidated assets), or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed at least 10% of consolidated earnings (as calculated pursuant to paragraph 6A(3)) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

           (xiii) a final judgment or judgments in an amount in excess of $10,000,000, individually or in the aggregate, shall be rendered against the Company or any Subsidiary (for which no insurer has acknowledged, in writing, responsibility for liability, subject to customary deductible) and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

           (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $10,000,000;

then:

           (a)    if such event is an Event of Default specified in clause
      (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any Subsidiary or Affiliate) may at its option, by written notice to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued and unpaid thereon, without presentment, demand, protest or other notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company, and

           (b) if such event is any Event of Default of this paragraph 7A with respect to the Company, the Required Holder(s) may, at its or their option, by written notice to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable, together with interest accrued and unpaid thereon and, to the extent permitted by applicable law, the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company, provided that, to the extent permitted by applicable law, the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon such declaration only if:

                (x) the Required Holder(s) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrences on or before the date of such notice permits such declaration, and

                (y) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

      7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if:

           (i) the Company shall have paid all accrued and unpaid overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and accrued and unpaid interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes,

           (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,

           (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and

           (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement.

No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

      7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

      7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

      8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

      8A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Ohio, and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. Schedule 8A hereto is an accurate and complete list of all Subsidiaries as of the Date of Closing, including the jurisdiction of incorporation and ownership of all such Subsidiaries. The Company and each Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as now being conducted and is duly qualified and authorized to do business in each other jurisdiction in which the character of its respective properties or the nature of its respective businesses require such qualification or authorization except where the failure to be so qualified or authorized could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

      8B. Financial Statements. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company:

           (i) a Consolidated balance sheet as at the last day of the fiscal year ending September 30, 1993, a Consolidated statement of income for each such year, and Consolidated statements of stockholder's equity and cash flows for such year, all reported on by Ernst & Young; and

           (ii) a Consolidated balance sheet as at December 31, 1993 and Consolidated statements of income, stockholders' equity and cash flows for the three-month period ended on each such date, prepared by the Company.

Those financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to the absence of footnotes or to changes resulting from normal year-end adjustments) and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present, in all material respects, the Consolidated financial condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present, in all material respects, the Consolidated results of the operations of the Company and its Subsidiaries, the changes in the Company's stockholders' equity and their Consolidated cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since September 30, 1993.

      8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any properties or rights of the Company or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

      8D. Outstanding Debt. Neither the Company nor any Subsidiary has any Debt outstanding except as permitted by paragraphs 6A and 6C(2). There is no default under the provisions of any instrument evidencing any Debt or of any agreement relating thereto. Schedule 8D hereto is an accurate and complete list of Debt of the Company and its Subsidiaries as of December 31, 1993.

      8E. Title to Properties. The Company and each Subsidiary have good and indefeasible title to their respective real properties (other than leased properties or which individually or in the aggregate are not material to the Company) and good title to all of their other respective properties and assets, including the properties and assets reflected in the balance sheet as at September 30, 1993 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business or which individually or in the aggregate are not material to the Company), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective business of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

      8F. Taxes. The Company has and each Subsidiary has filed all federal, state and other income tax returns which, to the best knowledge of the Responsible Officers of the Company, are required to be filed (giving effect to any extensions granted), and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due (including any extensions granted), except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

      8G. Conflicting Agreements and Other Matters. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition of the

Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, the charter or by-laws of the Company or any Subsidiary, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary is subject. Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes.

      8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than accredited investors, and neither the Company nor any agent acting on its behalf has taken any action which would reasonably be expected to subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction. The Company hereby represents and warrants to you that, within the preceding twelve months, neither the Company nor any other Person acting on behalf of the Company has offered or sold to any Person (other than accredited investors) any Notes, or any securities of the same or a similar class as the Notes, or any other substantially similar securities of the Company.

      8I. Use of Proceeds. Neither the Company nor any Subsidiary owns (other than margin stock of insignificant amounts received by the Company as payment for accounts receivable) or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of such proceeds has been or will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

      8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9B.

      8K. Governmental Consent. Assuming the representations made by you in paragraph 9 are accurate, neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than those which are made or obtained prior to Closing and routine filings after the date of any Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

      8L.    Environmental Compliance.

      (i) The Company and its Subsidiaries and all of their respective Properties have complied at all times and in all respects with all Environmental Requirements where failure to comply could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

      (ii) Neither the Company nor any Subsidiary is subject to any Environmental Liability or Environmental Requirement which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

      (iii) Neither the Company nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA which could reasonably be expected to have a material adverse effect on the business condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole. None of the Properties has been identified on any current or proposed National Priorities List under 40 C.F.R. (S) 300 or any list arising from a state statute similar to CERCLA which could reasonably be expected to have a material adverse effect on the business condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole. None of the Properties has been identified on any CERCLIS list which could reasonably be expected to have a material adverse effect on the business condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

      (iv) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, released, managed at or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties or, to the actual knowledge of the Company, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of, released and managed in the ordinary course of business in compliance with all applicable Environmental Requirements and except for

Hazardous Materials present in amounts which have not required and do not require remediation, pursuant to applicable law or regulation, or if remediation is required, such remediation could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

      (v) The Company and each Subsidiary have procured all permits necessary under Environmental Requirements for the conduct of their respective businesses or is otherwise in compliance with all applicable Environmental Requirements, except to the extent the failure to do so could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

      8M.    Disclosure.  Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any Subsidiary which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the Date of Closing in connection with the transactions contemplated hereby.

      9.     REPRESENTATIONS OF THE PURCHASER.  You represent as follows:

      9A.    Nature of Purchase.  You represent to the Company, and, by agreeing to the assumption of the Existing Erskine Notes by the Company, the Amendment and Restatement thereof and the substitution of the Series A Notes for the Existing Erskine Notes and the issuance of the Series B Notes for the retirement of the Erskine Preferred Stock, it is specifically understood and agreed, that you are acquiring the Notes to be purchased by you hereunder for your own account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

      9B. Source of Funds. No part of the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitutes assets allocated to any separate account maintained by you in which any employee plan. For the purpose of this paragraph 9B, the term "separate account" shall have the respective meanings specified in section 3 of ERISA.

      10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

      10A. Yield-Maintenance Terms.

           "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

           "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

           "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Y-M Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate (or such other display as may replace Page 678 on the Telerate) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Y-M Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

          "Remaining-Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Telerate" shall mean Telerate Services, Inc. or such other nationally recognized service providing comparable services as you may select as a substitute therefor.

          "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

          "Y-M Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

      10B.  Other Terms.

            "Affiliate" shall mean with respect to any Person, any other Person
(a) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (b) which other Person beneficially owns or holds 5% or more of the shares of any class of Voting Stock of such Person or (c) 5% or more of any class of the Voting Stock of which is beneficially owned or held by such designated entity. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of Voting Stock or by contract or otherwise. Affiliate shall not include Subsidiaries.

            "Agreement" as used herein and in the Notes, shall mean this Note Agreement as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

            "Assumption and Restatement" is defined in paragraph 2A of the Agreement.

            "Bankruptcy Law" is defined in clause (viii) of paragraph 7A.

            "Board" shall mean, for any Person, its Board of Directors or equivalent governing body.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or are required or authorized to be closed.

            "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

           "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Inventory System established pursuant to CERCLA.

           "Closing" is defined in paragraph 2A of this Agreement.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Consolidated" shall mean the consolidated financial information of the Company and its Subsidiaries under generally accepted accounting principles.

           "Consolidated Net Worth" shall be determined in accordance with generally accepted accounting principles and shall mean the sum (as reflected in the consolidated balance sheet of the Company and its Consolidated Subsidiaries) of (i) the stated dollar amount of outstanding capital stock, (ii) the stated dollar amount of additional paid in capital, if any, plus (iii) the amount of surplus and retained earnings minus (iv) the cost of treasury shares and the excess of redemption value over the stated value of preferred stock of the Company and its Consolidated Subsidiaries.

           "Consolidated Subsidiaries" shall mean all Subsidiaries except the Finance Leasing Subsidiaries.

           "Contingent Liabilities" shall mean letters of credit (excluding commercial documentary letters of credit), any Guarantee to banks or other lenders of indebtedness of another Person, and liabilities associated with interest rate hedging agreements, provided, however, that Contingent Liabilities shall not be deemed to include any recorded liability provided for on the Company's consolidated balance sheet.

           "Credit Facilities" shall mean, collectively, (i) the Amended and Restated Credit Agreement dated as of September 30, 1993 among the Company, Alco Office Products (UK) PLC, Corestates Bank, N.A., The Chase Manhattan Bank, N.A., Deutsche Bank AG, The Toronto-Dominion Bank and Corestates Bank, N.A., as Agent, and any agreement, instrument or other document entered into as a replacement or supplement thereto; (ii) any other agreement or other writing evidencing the commitment to advance funds to the Company; (iii) any agreement, instrument or other writing from time to time entered into in connection with any of the foregoing; and/or (iv) any amendment, modification or supplement to or restatement or replacement of any of the foregoing.

           "Date of Closing" is defined in paragraph 2A of this Agreement.

           "Debt" shall mean with respect to any Person, at any date of determination,

           (i) all indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed (including, without limitation, all Capitalized Lease Obligations); and

           (ii) all indebtedness, whether or not for borrowed money, secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed by such Person; and

           (iii) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise other than any trade payable in the ordinary course of business that is a current liability under generally accepted accounting principles; and

           (iv)   any indebtedness of the character referred to in clauses (i),
      (ii) or (iii) of this definition deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable to the extent the market value of any assets such Person has placed in trust for the benefit of the holders of that indebtedness is less than the aggregate amount of that indebtedness; and

           (v) any indebtedness of any other Person of the character referred to in subdivision (i), (ii), (iii) or (iv) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guarantee;

all as determined in accordance with generally accepted accounting principles, provided, however, Debt shall not include endorsement of negotiable instruments for collection in the ordinary course of business.

           "Disposition" is defined in paragraph 6D of this Agreement.

           "Environmental Authority" shall mean any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

           "Environmental Judgments and Orders" shall mean all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, degree or order.

           "Environmental Liabilities" shall mean any liabilities, whether accrued or contingent, arising from or relating in any way to any Environmental Requirements.

           "Environmental Notices" shall mean any written communication from any Environmental Authority stating possible or alleged noncompliance with or possible or alleged liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any purported violation of any Environmental Requirements or any investigation concerning any purported violation of any Environmental Requirements. Environmental Notices also shall mean (i) any written communication from any other Person threatening litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements and (ii) any complaint, petition or similar documents filed by any other Person commencing litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements.

           "Environmental Proceedings" shall mean any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

          "Environmental Releases" shall mean releases (as defined in CERCLA or under any applicable state or local environmental law or regulation) of Hazardous Materials. Environmental Releases does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger to health, safety or the environment.

          "Environmental Requirements" shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "Erskine" shall mean Erskine Holdings, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Erskine House.

          "Erskine House" shall mean Erskine House Group plc, a British corporation and a Wholly-Owned Subsidiary of the Company.

          "Erskine Preferred Stock" is defined in paragraph 1A of the Agreement.

          "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.

           "Existing Agreements" is defined in paragraph 1A of the Agreement.

           "Existing Erskine Instruments" is defined in paragraph 1A of the Agreement.

           "Existing Erskine Note" is defined in paragraph 1A of the Agreement.

           "Existing Note Agreement" is defined in paragraph 1A of the Agreement.

           "Fair Market Value" shall mean at any time, the sale value of property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

           "Finance Leasing Subsidiaries" shall mean Alco Capital Resource, Inc., a Delaware corporation; Alco Capital Resource Canada Limited, a Canadian corporation; and TNL Financial, Inc., a Texas corporation, and their respective successor corporations.

           "Funded Debt" shall mean any obligation payable more than one year from the date of the creation thereof which under generally accepted accounting principles is shown on the consolidated balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute obligations for borrowed money and excluding the portion of any such obligation properly classified as a current liability) and including, without limitation, Capitalized Lease Obligations.

           "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          "Hazardous Materials" shall mean (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

          "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise), or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation, including any rights of setoff (whether by statute, common law, contract or otherwise).

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Notes" is defined in paragraph 1 of this Agreement.

          "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization or a government or any department, instrumentality or agency thereof.

          "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "Preferred Stock", as applied to any corporation, shall mean shares of stock of such corporation which are entitled to preference or priority over any other shares of such corporation in respect of the payment of dividends or distribution of assets upon liquidation or both.

          "Preferred Stock Agreement" is defined in paragraph 1A of the Agreement.

          "Properties" shall mean all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

           "Purchaser Schedule" is defined in paragraph 2A of the Agreement.

           "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

          "Responsible Officer" shall mean the chief executive officer, chief operating officer, principal financial officer, principal accounting officer, treasurer or assistant treasurer of the Company or any other senior executive officer of the Company involved principally in its financial administration or its controllership function.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder.

          "Senior Funded Debt" shall mean all Funded Debt other than Subordinated Funded Debt.

          "Series A Note" is defined in paragraph 1C of this Agreement.

          "Series B Note" is defined in paragraph 1C of this Agreement.

          "Significant Holder" shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other Person which holds at least $5,000,000 of the aggregate principal amount of the Notes from time to time outstanding.

          "Subordinated Funded Debt" shall mean Funded Debt which has been subordinated to all other Senior Funded Debt pursuant to subordination provisions acceptable to each Significant Holder.

          "Subsidiary" shall mean any corporation of which the Company directly or indirectly owns or controls at least a majority of the outstanding Voting Stock.

          "Third Party" shall mean all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Company's business (consistent with its practices on the Date of Closing) and on a temporary basis.

          "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

          "Unisource Canada" shall mean Unisource Canada, Inc., a corporation continued under the federal laws of Canada, and which is a Wholly-Owned Subsidiary.

           "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of the Board of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

           "Wholly-Owned Subsidiary" shall mean any Subsidiary, all of the Voting Stock of which shall, at the time of determination, be owned by the Company or another Wholly-Owned Subsidiary.

     10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B, subject in the case of, interim statements to normal year end adjustments and to the absence of footnotes.

      11.  MISCELLANEOUS.

      11A. Note Payments. The Company agrees that, so long as you shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree (and any Transferee shall agree as a condition to the transfer of any Note or part thereof) that, before disposing of any Note, you (and any such Transferee) will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

      11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses actually incurred (including without limitation legal fees) arising in connection with such transactions, including:

           (i) all taxes (together in each case with interest and penalties, if any), other than state or federal income taxes or franchise taxes, including without limitation, all stamp, intangibles, recording and other taxes, which may be payable with respect to the execution and delivery of this Agreement or the execution, delivery or acquisition of any Note;

           (ii) all reasonable document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by you or any Transferee after the Date of Closing in connection with this Agreement or the Notes and any subsequent proposed modification or waiver of, or proposed consent under, this Agreement or the Notes, whether or not such proposed modification or waiver shall be effected or proposed consent granted; and

          (iii) the reasonable costs and expenses, including reasonable attorneys' fees, actually incurred by you or such Transferee in connection with the restructuring, refinancing or "work out" of this Agreement or the Notes or the transactions contemplated hereby or thereby or in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

      11C. Consent to Amendments. Except as otherwise provided in paragraph 5I hereof, this Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change:

           (i)    the maturity of any Note,

           (ii) the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable on any Note,

           (iii)  the time, amount or allocation of any prepayments, or

           (iv) the proportion of the principal amount of the Notes required for any consent, amendment, waiver or declaration.

Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

      11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable in registered form without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and a record of transfers of the Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

      11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company shall treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person (other than any Person not an institutional investor) on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

      11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

      11G. Successors and Assigns; Transfer Provisions. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

      11H. Disclosure to Other Persons; Confidentiality. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents or information delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement only to:

            (i) such holder's directors, officers, employees, agents and professional consultants,

            (ii)   any other holder of any Note,

            (iii) any Person to which such holder offers to sell such Note or any part thereof, provided that each such Person agrees to observe the confidentiality standards described in this paragraph 11H,

            (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, provided that each such Person agrees to observe the confidentiality standards described in this paragraph 11H,

            (v) any Person from which such holder offers to purchase any security of the Company, provided that each such Person agrees to observe the confidentiality standards described in this paragraph 11H,

           (vi) any federal or state regulatory authority having jurisdiction over such holder,

           (vii) the National Association of Insurance Commissioners or any similar organization, or

           (viii) any other Person to which such delivery or disclosure may be necessary or reasonably appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

      Subject to the foregoing, each holder of a Note hereby agrees to use its best efforts to hold in confidence and not to disclose any Confidential Information; provided, that such holder will be free, after notice to the
             --------
Company, to correct any false or misleading information which may become public concerning its relationship to the Company. For the purpose of this paragraph 11H, the term "Confidential Information" shall mean information about the Company or any Subsidiary furnished by the Company or any Subsidiary to such holder, but does not include any information (i) which as publicly known, or otherwise known to such holder, at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission by such holder, or (iii) which otherwise becomes known to such holder other than through disclosure by the Company or any Subsidiary.

      11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and

           (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing,

           (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and

           (iii) if to the Company, addressed to it at 825 Duportail Road, Wayne, Pennsylvania 19087-5589, Telephone: (215) 296-8000, Telecopy: (215) 296-3248, Attention: Vice President-Finance, or at such other address as the Company shall have specified to the holder of each Note in writing.

      11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a

Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

      11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

      11L. Independence of Covenants. All covenants of the Company hereunder shall be of independent effect so that if a particular action or condition is not permitted by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the other limitations of, another covenant, shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

      11M. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York. THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDER(S) AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS.

      11N. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11O. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      11P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      11Q. No Novation. The Company has entered into this Agreement and the Notes solely to amend, restate and restructure the terms of, and obligations owing under and in connection with, the Existing Agreements. The Company does not intend this Agreement and the Notes nor the transactions contemplated hereby or thereby to be, and this Agreement and the Notes and the transactions contemplated hereby or thereby shall not be construed to be, a novation of any of the obligations owing under or in connection with the Existing Agreement.

                           [Signatures on Next Page.]

      If you agree to the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                          Very truly yours,

                          ALCO STANDARD CORPORATION



                          By: /s/ Kathleen M. Burns
                              ---------------------
                             Treasurer


The foregoing Agreement is
hereby accepted as of the date
first above written.

THE PRUDENTIAL INSURANCE
 COMPANY OF AMERICA



By: /s/ Gail A. McDermott
   ----------------------
   Vice President

                                                                     Schedule 8A

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

The registrant is Alco Standard Corporation, an Ohio corporation, which has no parent. The following sets forth information with respect to Alco's subsidiaries as of April 30, 1994.


                                                                 State or other
                                              % Voting           jurisdiction of
                                              Securities         incorporation
Subsidiary                                    Owned (by whom)    or organization
- ----------                                    ---------------    ---------------
Alco Realty, Inc. (ARI)                       100% Alco           Delaware
  Alco Canada Realty, Inc.                    100% ARI            Canada
  375347 British Columbia Ltd.                100% ARI            Canada
The Alco Standard Foundation                  100% Alco           Pennsylvania
Alco-Texas Realty, Inc.                       100% Alco           Texas

Chesterbrook Insurance Limited                100% Alco           Bermuda

MDR Corporation (MDR)                         100% Alco           Delaware
  AOP Brands, Inc.                            100% MDR            Delaware
  AOP, Inc. (AOP)                             100% MDR            Delaware
     Alco Business Machines, Inc.             100% AOP            Delaware
     Alco Capital Resource Canada Ltd.        100% AOP            Canada
     Alco Capital Resource, Inc.              100% AOP            Georgia
     Alco Office Products (UK) Plc (AOPUK)    100% AOP            England
        Erskine House Group PLC (EHGPLC)      100% AOPUK          England
          Erskine Holdings, Inc. (EHI)        100% EHGPLC         Delaware
            Advanced Image Systems, Inc.      100% EHI            Delaware
            Ameritech Equipment, Inc.         100% EHI            Delaware
            Copytex Corporation               100% EHI            Delaware
            Edgemont Sales Co., Inc.          100% EHI            Delaware
            Erskine Holding Funding
             Corporation                      100% EHI            Delaware
            Erskine Holdings Management Corp. 100% EHI            Delaware
            Mirex Corporation of Texas        100% EHI            Delaware
            Omi of California, Inc.           100% EHI            Delaware
            Sierra Office Concepts, Inc.      100% EHI            Delaware
            Standard Copier Machines, Inc.    100% EHI            Delaware
            Systems, Devices & Supplies, Inc. 100% EHI            Delaware
            University Copy Systems, Inc.     100% EHI            Delaware
            Zeno Systems of Colorado, Inc.    100% EHI            Delaware
            Zeno Systems of Georgia, Inc.     100% EHI            Delaware
            Zeno Systems of Houston, Inc.     100% EHI            Delaware
     Allegheny Business Machines, Inc.        100% AOP            Delaware
     Allstate Business Systems, Inc.          100% AOP            Georgia
     American Business Machines, Inc.         100% AOP            Ohio
     American Business Machines, Inc.         100% AOP            Oregon
     Associated Business Products, Inc.       100% AOP            Idaho
     Badger Business Products                 100% AOP            Delaware
     Benndorf-Verster Limited                 100% AOP            Canada
     Business Systems of Arizona, Inc.        100% AOP            Delaware
     Business Machines Center, Inc. (NSL)     100% AOP            New Mexico

     Calgary Copier, Ltd.                     100% AOP            Canada
     Copier Consultants, Inc.                 100% AOP            North Carolina


                                                                 State or other
                                              % Voting           jurisdiction of
                                              Securities         incorporation
Subsidiary                                    Owned (by whom)    or organization
- ----------                                    ---------------    ---------------
Copy Corporation                              100% AOP           Kentucky
Copy Corporation of Canada Limited (CCC)      100% AOP           Canada
  Lion Business Machines, Ltd.                100% CCC           Canada
Copy Data Group, Inc.                         100% AOP           Delaware
Copyline Corporation (Copy)                   100% AOP           California
     Advanced Image Systems, Inc.             100% Copy          California
Copy-Van, Incorporated                        100% AOP           Delaware
D.C. Hey Company, Inc.                        100% AOP           Minnesota
Halifax Office Products Limited               100% AOP           Canada
Hovinga Business Systems, Inc.                100% AOP           Michigan
Innovative Office Systems, Inc. (IOS)         100% AOP           Texas
     Innovative Office Systems-Louisiana
      (IOSL)                                  100% IOS           South Carolina
           Copy Products, Inc.                100% IOSL          Louisiana
International Office Systems, Inc.            100% AOP           Delaware
Ken Parma's Copy Center, Inc.                 100% AOP           Texas
McDonald-Klein Business Products, Inc.        100% AOP           Washington
O'Brien Business Equipment, Inc.              100% AOP           Ohio
Office Products, Inc. (OP)                    100% AOP           Delaware
Office Group, Inc. (OG)                       100% AOP           Delaware
     Office Group Industrie
        Beteiligungs GmbH (OGBI)              50% OP, 50% OG     Germany
           IMM Industrie Beteiligungs
             GmbH                             49.9956% OGBI      Germany
Omni Business Systems, Inc.                   100% AOP           Florida
S & S Office World, Inc.                      100% AOP           Texas
Southern Copy Machines, Inc.                  100% AOP           Delaware
Standard Office Systems of Sacramento, Inc.   100% AOP           Delaware
SterCap, Ltd. (SCL)                           100% AOP           South Carolina
     Venture Capital Management, Ltd. (VCM)   100% SCL           South Carolina
        Business Products, Ltd. (BPL)         100% VCM           South Carolina
         Modern Office Machines, Inc. (MOM)   100% BPL           South Carolina
           Modern Office Leasing, Inc.        100% MOM           South Carolina
           Advanced Office Machines, Inc.     100% MOM           South Carolina
           Ideal Leasing Company              100% MOM           South Carolina
TNL Financial, Inc.                           100% AOP           Delaware
Taft Locke Companies                          100% AOP           Delaware
The T. Talbott Bond Company                   100% AOP           Maryland
Taylor-Made Office Systems, Inc.              100% AOP           California
J. L. Teel Company, Inc.                      100% AOP           Delaware
Texas Copy Systems, Inc.                      100% AOP           Delaware
Uni-Copy Corporation of North Carolina        100% AOP           Delaware
Unitech, Inc., of Mississippi                 100% AOP           Mississippi
University Copy Systems of Hawaii, Inc.       100% AOP           Hawaii
Western Business Resources, Inc.              100% AOP           South Dakota
Worcester Business Machines, Inc.             100% AOP           Massachusetts
Xtec Office Systems, Inc.                     100% AOP           Pennsylvania


                                                                        State or other
                                                                        jurisdiction of
                                                % Voting Securities     incorporation or
Subsidiary                                      Owned (by whom)         organization
- ----------                                      -------------------     ----------------
Alco Standard Acquisition Capital Corporation   100% MDR                Delaware
Alco Standard Ltd.                              100% MDR                Delaware
Alco Standard Petroleum Corporation             100% MDR                Delaware
Alco Venture Capital Company                    100% MDR                Delaware

Office Automation, Inc. (OAI)                   100% Alco               Kansas
  Office Automation Leasing, Inc.               100% OAI                Kansas

PCA Holdings, Inc.                              100% MDR                Delaware
  Unisource Worldwide, Inc. (UWI)               100% PCAHold            Delaware
    Central Products Company-Linden             100% UWI                Delaware
    Dygert/FCF, Inc.                            100% UWI                New York

    PCA Brands, Inc.                            100% UWI                Delaware
    PCA Sales Corporation                       100% UWI                Delaware
    Paper Corporation of
      North America (PCNA)                      100% UWI                Delaware
        3813 Holdings, Ltd.                     100% PCNA               Canada
        Unisource Canada, Inc.                  100% PCNA               Canada
    Unisource International, Inc.               100% UWI                Delaware

Partners Securities Company                     100% Alco               Delaware

TDFC Corporation                                100% AFG                Delaware

Upshur Coals Corporation                        100% Alco               West Virginia

                                                                     Schedule 8D

                           ALCO STANDARD CORPORATION
                                     DEBT
                               DECEMBER 31, 1993
                               ($ IN THOUSANDS)


SHORT-TERM DEBT - VARIABLE RATE
                                                                                        INTEREST
                                                                          AMOUNT            RATE                FACTOR
                                                                          ------        --------                ------
PAPER CORPORATION OF AMERICA
- ----------------------------
 INTER-CITY                            PRUDENTIAL                    $       140            5.00%         $         7
 UNISOURCE - CANADA                    T. DOMINION BANK                    2,719            5.50                  150
                                       VARIOUS                            45,324            4.34                1,967
                                       VARIOUS                             3,777            5.50                  208
ALCO OFFICE PRODUCTS
- --------------------
 AMERITECH - SACRAMENTO                JOHN FISHER                            21            6.00*                   1
                                       RICOH                                 223            7.00                   16
 EDGEMONT                              J&D HEMMINGHAUS                        27            6.00*                   2
 MOVINGA                               CITICORP                               10            7.50                    1
 LION                                  KELLY                                 101            7.75                    8

CORPORATE
- ---------
                                       NATIONAL WESTMINSTER               95,000            3.46                3,287
                                       SHAWMUT                            51,000            3.31                1,688
                                       FIDELITY BANK                      15,000            3.31                  497
                                       SAN PAOLO                          10,000            3.50                  350
                                       CONTINENTAL ILLINOIS               20,000            3.50                  700
                                                                          ------                                -----
                                                                         243,342                                8,882
                                       ACR - RECLASS OF ALCO I/C          (4,457)           3.25                  506

 TOTAL SHORT-TERM DEBT - VARIABLE RATE                              $    247,799            3.38%         $     8,376
                                                                         =======                               ======

TOTAL SHORT-TERM DEBT - VARIABLE RATE                               $    247,799                          $     8,376
TOTAL LONG-TERM DEBT - VARIABLE RATE                                       8,228                                  386
                                                                         -------                               ------
TOTAL VARIABLE RATE DEBT                                            $    256,027            3.42%         $     8,762
                                                                         =======                               ======


LONG-TERM DEBT - VARIABLE RATE

PAPER CORPORATION OF AMERICA
- ----------------------------
 GARRETT - BUCHANAN                    TRUST COMPANY BANK            $     3,565            3.60%         $       128
 ROURKE - ENO                          KEY BANK                              299            3.90                   12

ALCO OFFICE PRODUCTS
- --------------------
 CALGARY                               CANADIAN IMPERIAL BANK              3,777            5.50                  208
 COPYVAN                               MITA CORP.                             16            6.00*                   1
                                       MITA CORP.                             12            6.00*                   1
 MERCHANTS                             EHFC                                   41            6.00*                   2
 MOM                                   CSI                                   130            7.00                    9
                                       C&S                                   272            6.50                   18
                                       VARIOUS                                 1            6.00*
 WESTERN BUSINESS                      VARIOUS                                92            6.00*                   6
 ZENO - ATLANTA                        ERSKINE HOLDINGS                       23            6.00*                   1
                                                                         -------                               ------
  TOTAL LONG-TERM DEBT - VARIABLE RATE                                     8,228            4.69                  386
                                                                         =======                               ======

* RATE INFORMATION IS NOT AVAILABLE, THEREFORE, PRIME IS USED.


                           ALCO STANDARD CORPORATION
                                     DEBT
                               DECEMBER 31, 1993
                               ($ IN THOUSANDS)


LONG-TERM DEBT-FIXED RATE

                                                                                        INTEREST
                                                                          AMOUNT            RATE                FACTOR
                                                                          ------        --------                ------
PAPER CORPORATION OF AMERICA
- ----------------------------
 CARPENTER PAPER                       OMAHA NAT'L BANK              $       160           7.125%         $        11
 COPCO PAPERS                          FRANKLIN COUNTY                     5,700           11.OO                  627
 INTER-CITY                            NORTHWESTERN MUTUAL                   367           9.875                   36
                                       NORTHWESTERN MUTUAL                   850           8.375                   71
 MONARCH PAPER                         TRINITY RIVER                       1,000            8.25                   83

ALCO OFFICE PRODUCTS
- --------------------
 A-COPY                                H.CHAMBERS                             94            7.50                    7
 ALLEGHENY                             TEXAS NAT'L LEASING                     8           11.00                    1
 BUSINESS MACHINES CENTER              SUNWEST CREDIT                          5           13.50                    1
 COPYVAN                               GENERAL MOTORS                         10            7.90                    1
                                       DANA COMMERCIAL                        33           15.10                    5
 DELTA                                 VISUAL COMMUNICATIONS                 130            9.00                   12
                                       ROBERT FOGETARY                       116            9.00                   10
 D.C. HEY                              CARLSON                                18            6.70                    1
 ERSKINE LTD.                                                                873            6.38                   56
 ERSKINE HOLDINGS                      PRUDENTIAL                         35,000           10.70                3,745
                                       TEXAS COMMERCE                        863            4.92                   42
 HALIFAX                               TD BANK                                83            7.75                    6
 MERCHANTS                                                                    14           15.30                    2
 MOM                                   ABS                                    25           12.50                    3
                                       IDEAL                                  93            9.00                    8
 NIGHTRIDER                            VARIOUS                             7,234           11.00                  796
 OMI                                   JLA CREDIT                             76            6.39                    5
                                       KODAK                                  16           10.47                    2
                                       JLA CREDIT                              3           12.65
                                       DOWMAR                                 85            6.39                    5
                                       NORTHERN TELECOM                       43            7.28                    3
 OMNI                                  NORTHERN TELECOM                       14           11.06                    2
 UNIV. COPY SYSTEMS - HAWAII           AMERICAN NAT'L LEASING                 11           14.22                    2
                                       AMERICAN NAT'L LEASING                  4           17.14                    1
                                       AMERICAN NAT'L LEASING                  7           12.51                    1
                                       GECC HAWAII LEASING                     3            5.17
                                       GECC HAWAII LEASING                     3            5.57
 WESTERN BUSINESS                      DODGE TOWN                              3           14.00
                                       BANK FIRST                              8           11.00                    1
 XTEC                                  UNISYS FINANCE                         11           10.10                    1
                                       UNISYS FINANCE                          1           10.48
                                       UNISYS FINANCE                         11           11.35                    1
                                       UNISYS FINANCE                          1           10.52
                                       YALE PRODUCTS                           9           10.60                    1
                                       G.E. CAPITAL                           63            9.60                    6
                                       VARIOUS                                57            7.90                    5

CORPORATE GROUP
- ---------------
 CORPORATE G/L                         PRIVATE PLACEMENT                  100,000          8.112                8,112
                                       BOND ISSUE                         150,000          8.875               13,313

 TOTAL LONG-TERM DEBT - FIXED RATE                                   $    303,105           8.90%         $    26,985
                                                                          =======                              ======

 TOTAL LONG-TERM DEBT (EXCLUDING
   UNKNOWNS)                                                         $    311,333           8.79%         $    27,371
                                                                          =======                              ======

 TOTAL DEBT (EXCLUDING UNKNOWNS
   & FINANCE SUB)                                                    $    559,132           6.39%         $    35,747
                                                                          =======                              ======

                           ALCO STANDARD CORPORATION
                                     DEBT
                               DECEMBER 31, 1993
                               -----------------
                               ($ IN THOUSANDS)



LONG-TERM DEBT -- UNKNOWNS                                               INTEREST
                                                        AMOUNT              RATE             FACTOR
                                                        ------              ----             ------
PAPER CORPORATION OF AMERICA
- ----------------------------
  PCA CORPORATE                                      $   2,500
  DIVISION LEDGER                                       (2,500)
  UNISOURCE                                             16,976

ALCO OFFICE PRODUCTS
- --------------------
  BADGER                TEXAS NAT'L. LEASING               34
  ABM                   3M MINESCO                         17
  MOM                   VARIOUS                            18

  TOTAL LONG-TERM DEBT -- UNKNOWNS                   $  17,045
                                                        ======
                                                      --------
  TOTAL DEBT (EXCLUDING FINANCE SUB)                 $ 576,177
                                                       =======


LONG-TERM DEBT -- FINANCE SUBSIDIARY

ACR                     FIDELITY                     $  25,000              6.26 %       $   1,565
                        DEUTSCHE BANK                   30,000              5.89             1,767
                        SANWA BANK                      15,000              5.92               888
                        CREDIT SUISSE                   20,000              6.48             1,296
                        SANWA BANK                      15,000              5.99               899
                        SHAWMUT BANK                    20,000              4.01               802
                        PRUDENTIAL                      12,000              8.55             1,026
                        PRUDENTIAL                      25,000              8.62             2,155
                        TRUST CO. BANK                  20,000              8.43             1,686
                        CREDIT SUISSE                   25,000              5.92             1,480
                        DEUTSCHE BANK                   21,000              7.37             1,548
                        TRUST CO. BANK                  15,000              7.38             1,107
                        TRUST CO. BANK                  32,000              5.32             1,702
                        FUJI BANK                       25,000              5.26             1,315
                        NATIONS BANK                    25,000              4.71             1,178
                        NATIONS BANK                    25,000              5.29             1,323
                        SOCIETY NATIONAL                25,000              4.69             1,173
                        CREDIT SUISSE                   20,000              4.13               826
                        TORONTO DOMINION                15,000              4.16               624
                        FIRST FIDELITY                  18,000              5.18               932
                        RECLASS OF ALCO I/C             (4,457)             3.25               506

ACR CANADA           CANADIAN IMPERIAL BANK             22,964              5.50             1,263

                                                      --------                            --------
TOTAL LONG-TERM DEBT -- FINANCE SUBSIDIARY           $ 446,507              6.06 %       $  27,061
                                                       =======                              ======


                           ALCO STANDARD CORPORATION
                             AVERAGE COST OF DEBT
                               DECEMBER 31, 1993
                               -----------------
                               ($ IN THOUSANDS)

                                                           INTEREST
                                                   AMOUNT     RATE      FACTOR
                                                   ------  --------     ------
ALCO CORPORATE
- --------------
 CORPORATE LEDGER         PRIVATE PLACEMENT     $  100,000    8.112 %   $  8,112
                          BOND ISSUE               150,000    8.875       13,313

                                                 ---------               -------
 TOTAL CORPORATE                                $  250,000     8.57 %   $ 21,425
                                                   =======                ======


                                   EXHIBIT A

                                 [FORM OF NOTE]

                           ALCO STANDARD CORPORATION

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN VIOLATION OF SUCH LAWS.

               ____% SERIES [A] [B] SENIOR NOTE DUE APRIL ______

No. R_____                                                        May __, 1994
$____________

      FOR VALUE RECEIVED, the undersigned, ALCO STANDARD CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to _____________________, or registered assigns, the principal sum of _______ MILLION DOLLARS on May _____, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid principal balance thereof at the rate of ____% per annum from the date hereof, payable [semi-annually] [quarterly] in arrears on the ____ day of _________[, ________, ________] and _________ in each year, commencing with the
___________ next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law or (ii) greater of (a) ____%/*/ or (b) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

      Payments of principal or interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at


- --------------------------
/*/  2% above stated rate.

such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Agreement, dated as of May 13, 1994 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits, and subject to the terms, thereof.

      This Note is issued in registered form and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      The Company agrees to make prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

      In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

      The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

      Should any debt represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Yield-Maintenance Amount, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

      This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State. As provided in paragraph 11M of the Agreement, the Company submits to the jurisdiction of the Supreme Court of the State of New York located in New York County, New York and the United States District Court for the Southern District of New York in any action or proceeding relating to this Note.

                          ALCO STANDARD CORPORATION



                          By:______________________________
                             Title:

                                   EXHIBIT B


                     [FORM OF OPINION OF COMPANY'S COUNSEL]

                 [Letterhead of General Counsel of the Company]


                                                               [Date of Closing]


The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102

Ladies and Gentlemen:

      We have acted as counsel for Alco Standard Corporation (the "Company") in connection with the Note Agreement, dated as of May 13, 1994, between the Company and you (the "Note Agreement"), pursuant to which the Company has issued to you today 10.51% Series A Senior Notes due April 24, 2001, of the Company in the aggregate principal amount of $35,000,000 and 8.61% Series B Senior Notes due April 1, 2005, of the Company in the aggregate principal amount of $25,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3B of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

      In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 4 below, we have also relied upon the representation made by you in paragraph 9A of the Note Agreement.

      Based on the foregoing, it is our opinion that:

      1. Each of the Company and each Consolidated Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the State of the jurisdiction in which it is incorporated.

      2. Each of the Company and each Consolidated Subsidiary has the requisite corporate power to own its properties and carry on its businesses now being conducted and is duly qualified and authorized to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized or to be in good standing could reasonably be expected to have a material adverse effect on its financial condition, business or operations.

      3. The Note Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes are entitled to the benefits of the Note Agreement.

      4. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

      5. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T or X of the Board of Governors of the Federal Reserve System.

      6. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of any compliance with the respective provisions of the Note Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provision of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or any agreement, instrument, order, judgment or decree to which the Company or any Consolidated Subsidiary is a party or otherwise subject.

      This opinion may be relied upon by King & Spalding and any Transferee.


                          Very truly yours,